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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of February 1, 2001 (the "Effective Date") between True North Communications Inc., a Delaware corporation (the "Company"), and Valentine J. Zammit (the "Executive").

                  WHEREAS, the Company is a global communications holding company with ownership interests in subsidiaries, affiliates and joint ventures that are engaged in the advertising agency business, the multimedia production business, the business of planning and buying of media time and space and related businesses (the Company and the subsidiaries, affiliates and joint ventures in which it from time to time has equity interests are hereinafter referred to collectively as the "True North Group"); and

                  WHEREAS, the Executive currently serves as President and Chief Executive Officer of True North Diversified Companies L.L.C. ("TNDC");

                  WHEREAS, the Executive and the Company's subsidiary, Bozell, Jacobs, Kenyon & Eckhardt, Inc., entered into an Employment Agreement dated June 26, 1997, as amended on July 25, 1997 (the "BJK&E Agreement"); and

                  WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

                  1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The initial term of employment of the Executive by the Company pursuant to this Agreement (the "Initial Term") shall commence on the Effective Date and, unless earlier terminated, shall end on December 31, 2003; provided that the term of this Agreement shall automatically be extended for three additional years as of the day immediately following the end of the Initial Term and as of the day immediately following the end of each subsequent three-year extended term hereof unless the Company shall have terminated the automatic extension provisions of this sentence by giving written notice to the Executive at least 60 days prior to the then applicable termination date. (The Initial Term and any extension of the term of this Agreement pursuant to this Section 1 are collectively referred to herein as the "Employment Period.")

                  2. POSITION AND DUTIES. As of the Effective Date, the Executive's title shall be President and Chief Executive Officer of TNDC. The Executive shall have the authority, duties and responsibilities commensurate with his position and title (at the relevant time) and such other duties and responsibilities (not inconsistent with his position) as are assigned to him from time to time by the Chief Executive Officer of the Company (the "CEO") or the Board of

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Directors of the Company (the "Board"). During the Employment Period, the
Executive shall perform faithfully and loyally and to the best of the Executive's abilities his duties hereunder, shall devote his full business time, attention and efforts to the affairs of the True North Group and shall use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities, provided that they do not interfere with the performance of the Executive's duties hereunder.

                  3.       COMPENSATION.

                  (a) ANNUAL BASE SALARY. The Company shall pay to the Executive an annual base salary at the rate of at least $575,000 per annum in accordance with the Company's regular payroll practices. The annual base salary shall be reviewed periodically in accordance with guidelines applicable to the Company's senior executives generally.

                  (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall be entitled to participate in the Company's Executive Compensation Program, as such Program applies to similarly situated senior executives and as such Program may be amended from time to time.

                  (c) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans and programs and fringe benefits that are generally available to senior executives of the Company from time to time, including, but not to the extent resulting in duplicative benefits, the benefit plans and programs and fringe benefit arrangements generally made available to members of the Management Executive Committee of the Company (or any successor management governing committee).

                  (d) EXPENSE REIMBURSEMENT. During the Employment Period, the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures for senior executives. The Executive shall submit appropriate invoices for all such expenses.

                  4.       TERMINATION OF EMPLOYMENT PERIOD.

                  (a) QUALIFYING TERMINATION. For purposes of this Agreement, "Qualifying Termination" means the occurrence of any of the following events:
(i) termination of the Executive's employment by the Company without Cause (as defined in subsection (b) below) during the Employment Period, (ii) expiration of this Agreement at the end of the Initial Term or at the end of any extension of the term hereof pursuant to a written notice given by the Company to the Executive in accordance with Section 1 hereof, (iii) termination of the Executive's employment by the Company on account of the Executive having become disabled per the terms of Section 5(d) below, (iv) termination of the Executive's employment on account of the Executive's death, or (v) termination of the Executive's employment by the Executive due to and within 60 days of the occurrence, without the Executive's consent, of any of the following events: (1) any change or changes in the Executive's duties and responsibilities that, taken as a whole, result in a material diminution of the Executive's duties and responsibilities, (2) a material breach of the Company's obligations set forth in this Agreement, (3) a decrease in the

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Executive's base salary, or (4) any requirement of the Company that the location where the Executive is based be materially changed.

For purposes of this Agreement, an isolated, insubstantial and inadvertent action taken by the Company in good faith and which is remedied by the Company within 60 days after receipt of written notice thereof given by the Executive shall not constitute a basis for a Qualifying Termination.

                  (b) DEFINITION OF CAUSE. The Company may terminate the Executive's employment immediately for "Cause" if, in the reasonable determination of the Board, the Compensation Committee of the Board, or the CEO, as set forth in a writing setting forth in reasonable detail the reasons for such termination, (i) the Executive engages in conduct that violates significant policies of the Company; (ii) the Executive fails to perform the essential functions of his job (except for a failure resulting from a bona fide illness or incapacity) or fails to carry out the CEO's or the Board's reasonable directions with respect to material duties; (iii) the Executive engages in embezzlement or misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing, or commits a felony or any significant violation of any material statutory or common law duty of loyalty to the Company; or (iv) the Executive breaches a material provision of this Agreement (including, but not limited to, the non-compete, non-solicitation, confidentiality, or non-disparagement provisions in Sections 7 and 8). Prior to any termination of the Executive for Cause pursuant to clauses (i), (ii) or (iv) of this Section 4(b), the Company shall give the Executive written notice that such action or inaction shall be deemed to be Cause and a reasonable opportunity to remedy any condition, conduct, action or inaction of the Executive giving rise to the violation or breach of such clause if such violation or breach is remediable.

                  5.       CONSEQUENCES OF TERMINATION OF EMPLOYMENT PERIOD.

                  (a) BENEFITS UPON TERMINATION. If the Employment Period terminates for any reason, the Executive (or the Executive's executor, administrator or other legal representative, as the case may be) shall be entitled to receive the following benefits:

                  (i) within 30 days after the amount in question is reasonably determinable (A) base salary payable through the date of termination of employment, (B) unpaid annual incentive compensation for the calendar year immediately preceding the date of such termination (unless such termination is for Cause, as defined in Section 4(b) above), and (C) reimbursement of proper expenses incurred through the date of such termination; and

                  (ii) participation (by the Executive or the Executive's qualified dependents, as the case may be) in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees (or their qualified dependents, as the case may be).

                  (b) ADDITIONAL BENEFITS UPON QUALIFYING TERMINATION. If the Employment Period terminates after the occurrence of a Qualifying Termination (as defined in Section 4(a)), the Executive (or the Executive's executor, administrator or other legal representative, as the case

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may be) shall be entitled to receive the following additional benefits (which shall not be subject to mitigation):

                  (i) within 30 days after the amount in question is reasonably determinable, annual incentive compensation for the calendar year in which such termination shall have occurred, prorated through the date of such termination based on actual results of operations for such full calendar year; and

                  (ii) if the Qualifying Termination is for any reason other than death or disability:

                  (A) (1) all stock options granted to the Executive by the Company after the Effective Date then held by the Executive shall on the date of such termination be 100% vested, and (2) all stock options granted to the Executive by the Company prior to the Effective Date shall continue to be subject to any accelerated vesting provisions as applied to such stock options immediately prior to the Effective Date, including such provisions that are based on the terms of the BJK&E Agreement;

                  (B) subject to the last sentence of this Section 5(b), for a period of 36 months commencing on the day immediately following the date of termination of the employment of the Executive (the "Severance Period"), the Executive shall be entitled to receive compensation at the annual rate of $668,385; and

                  (C) subject to the last sentence of this Section 5(b), during the Severance Period, the Executive shall be entitled to participate in life insurance, medical and dental benefits on terms no less favorable than on the termination date, subject to modifications of general application to active employees; and

                  (iii) (A) each stock option granted to the Executive by the Company after the Effective Date then held by the Executive shall be exercisable to the extent it is vested at the date of termination by the Executive or the Executive's executor, administrator or other legal representative, as the case may be, for up to three years after the date of termination, but in no case beyond the stated expiration date of such option, and (B) each stock option granted to the Executive by the Company prior to the Effective Date shall continue to be subject to any post-termination exercisability provisions as applied to such stock option immediately prior to the Effective Date, including such provisions that are based on the terms of the BJK&E Agreement.

As a condition to the receipt of the severance benefits described in subparagraphs (ii)(B) and (ii)(C) above, the Company reserves the right in accordance with the standard Company severance policy to require the Executive to sign a standard separation agreement, containing a general release of claims.

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                  (c) ADDITIONAL BENEFITS UPON RETIREMENT. If the Employment
Period terminates due to the Executive's retirement from the Company after attaining age 55 (upon at least 90 days' advance written notice), subject to the last sentence of this Section 5(c), for a period of 36 months commencing on the day immediately following the date of retirement of the Executive (the "Retirement Period"), the Executive shall be entitled to receive compensation at the annual rate of $668,385 and the Executive shall be entitled to participate in the Company's retiree medical program, subject to changes applicable to retirees in general. As a condition to the receipt of the retirement benefits described above, the Company reserves the right in accordance with the standard Company severance policy to require the Executive to sign a standard separation agreement, containing a general release of claims; provided that the foregoing retirement benefits shall not be subject to mitigation.

                  (d) ADDITIONAL BENEFITS UPON DISABILITY. If, on account of any physical or mental disability, the Executive shall fail or be unable to perform his duties and responsibilities under this Agreement for a continuous period of 120 days or an aggregate period of 180 days during any consecutive 12-month period, then the Company may, at its option, terminate the Employment Period upon 30 days written notice. In such event, the Executive shall be entitled to receive the following benefits (which shall not be subject to mitigation):

                  (i) subject to the last sentence of this Section 5(d), for a period of 36 months commencing on the day immediately following the date of termination of the employment of the Executive (the "Severance Period"), the Executive shall be entitled to receive base salary, at the rate payable as of the date of such termination, payable in accordance with the Company's normal payroll policies; and

                  (ii) subject to the last sentence of this Section 5(d), during the Severance Period, the Executive shall be entitled to participate in life insurance, medical and dental benefits on terms no less favorable than on the termination date, subject to modifications of general application to active employees.

If there should be a dispute between the parties hereto as to the Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon for the purpose by the parties or their representatives, or if the parties cannot agree within 30 days after a request for designation of such party, then each party shall designate a physician or psychiatrist and the two of them shall designate a third such medical professional and the opinion of a majority of the three of them shall settle the question. The certification of such physician or psychiatrist or the majority of the three of them, as the case may be, as to the question in dispute shall be final and binding upon the parties hereto.

As a condition to the receipt of the disability benefits described above, the Company reserves the right in accordance with the standard Company severance policy to require the Executive to sign a standard separation agreement, containing a general release of claims.

                  (d) ADDITIONAL BENEFITS UPON DEATH. If the Executive's employment is terminated on account of his death during the Employment Period, then the Executive's designated beneficiary or estate shall be entitled to receive the following benefits in addition to

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any and all death and other benefits that such beneficiary or estate may otherwise be entitled to receive:

                  (i) for a period of 36 months commencing on the day immediately following the date of termination of the employment of the Executive (the "Severance Period"), the Executive's personal representative shall be entitled to receive base salary, at the rate payable as of the date of such termination, payable in accordance with the Company's normal payroll policies; and

                  (ii) during the Severance Period, the Executive's spouse and dependents shall be entitled to participate in medical and dental benefits on terms no less favorable than on the termination date, subject to modifications of general application to spouses and dependents of active Company employees.

                  (f) TERMINATION AFTER A CHANGE IN CONTROL. If the Executive incurs a Qualifying Termination within two years of the occurrence of a "Change in Control" under and as defined in the Company's Asset Protection Plan (or a similar replacement plan providing severance benefits to Company employees after a change in control), then the compensation payable to the Executive pursuant to Section 5(b)(ii)(B) above upon such Qualifying Termination, if any, shall be paid to the Executive in one lump sum within 60 days of such Qualifying Termination. If mutually agreed upon between the Executive and the Company, this lump-sum payment shall be reduced to the extent necessary to maximize the total after-tax benefit to the Executive, after taking into account all applicable local, state, and federal income and excise taxes, including any applicable excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

                  6. FEDERAL AND STATE WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security and Medicare taxes.

                  7.  NONCOMPETITION; NONSOLICITATION; CONFIDENTIALITY.

                  (a) COVENANT NOT TO COMPETE. The Executive acknowledges that in the course of employment with the Company pursuant to this Agreement, the Executive will become familiar with the Confidential Information (as defined below) of the Company and its subsidiaries, affiliates and clients, and that the Executive's services will be of special, unique and extraordinary value to the Company. Except with the prior written consent of the Board:

                  (i) during the Employment Period, the Executive shall not engage in any activities, whether as employer, proprietor, principal, partner, stockholder (other than the holder of 1% or less of the stock of a corporation the securities of which are traded on a securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with any business in which the True North Group is substantially engaged or proposed to be engaged; and

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                  (ii) during the Employment Period (including the remainder of the then current three-year term of the Employment Period following the Executive's resignation or termination for "Cause") and any Severance Period or Retirement Period, the Executive shall not, directly or indirectly, either on the Executive's behalf or on behalf of any other person, firm or corporation:

                  (A) solicit, call on, service or otherwise do business with, or interfere in any way with the Company's relationship with any account that is a client of the True North Group at the time of the Executive's termination, or that was a client of the True North Group at any time within 12 months prior to the date of such termination; provided that the foregoing shall apply only to accounts with whom the Executive had responsibilities for or learned Confidential Information relating to within the one-year period preceding the Executive's termination of employment with the Company;

                  (B) perform any services for any account described in (A) above; or

                  (C) recruit or solicit, or attempt to recruit or solicit, the employment or consulting services of or hire or employ or retain the employment or consulting services of any person who is at such time or who was at any time within 12 months immediately prior to such time, an employee of the True North Group.

                  (b) CONFIDENTIAL INFORMATION AND TRADE SECRETS. The Executive agrees that the Company has a protectable interest in Company bidding information, trade secrets, client information, computer programs, financial information and other confidential information (collectively, the "Confidential Information"). The Executive shall not, at any time during the Employment Period (except for the benefit of the Company within the scope of the Executive's duties) or thereafter, make use of any nor divulge any Confidential Information, except to the extent that such Confidential Information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public (other than as a result of disclosure by the Executive) or as the Company may so authorize in writing; and when the Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all Confidential Information and records and other documents obtained by him or entrusted to the Executive during the course of the Executive's employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 7(a)(i) or which were paid for by the Company; provided, however, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes. The Executive also agrees that the Executive will not at any time (whether before or after the termination of the Executive's employment with the Company) disclose to anyone the economic terms of this Agreement, except to the Executive's counsel, accountants and members of the Executive's immediate family.

                  (c) SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in this Section:

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                  (i) the covenants set forth in Sections 7(a)(i) and 7(a)(ii)
         shall apply within all territories in which the True North Group is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;

                  (ii) the Executive expressly agrees and acknowledges that the covenants contained in Sections 7(a) and 7(b) are reasonable in all respects (including subject matter, time period and geography) and necessary because of the substantial and irreparable harm that would be caused to the Company by the Executive engaging in any of the prohibited activities contained in such Sections. The Executive expressly agrees and acknowledges that the covenants contained in this Agreement will not preclude the Executive from earning a livelihood, nor unreasonably limit the Executive's ability to earn a living, since the Executive has the ability and experience to engage in employment that will not breach or violate the covenants contained in this Agreement. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 7(a) and 7(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

                  (iii) the covenants contained in Sections 7(a) and 7(b) shall survive the conclusion of the Executive's employment by the Company.

                  8. NONDISPARAGEMENT; COOPERATION. (a) The Executive shall not, at any time during his employment with the Company or thereafter, make any public or private statement to the news media, to any True North Group competitor or client, or to any other individual or entity, if such statement would disparage any of the True North Group, any of their respective businesses or any director or officer of any of them or such businesses or would have a deleterious effect upon the interests of any of such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of any of the True North Group by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer, or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon any of the True North Group; and provided further that nothing contained in this Section 8(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith that is required by law, regulation or order of any court or regulatory commission, department or agency.

                  (b) The Company shall not, at any time during the Executive's employment with the Company or thereafter, authorize any person to make, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the True North Group or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial

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community that do not have a material adverse effect upon the Executive; and
provided further that nothing contained in this Section 8(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of any of the True North Group from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency.

                  9. ENFORCEMENT. The parties hereto agree that the Company would be damaged irreparably in the event that any provision of Section 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that she or it will submit himself or itself to the personal jurisdiction of the courts of the State of New York in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

                  10. SURVIVAL. Sections 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination or expiration of the Employment Period.

                  11. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held in New York City before a single arbitrator who shall be selected by mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, the Company may, at its option without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy for the purpose of seeking injunctive or other equitable relief to enforce Sections 7, 8 and 9 of this Agreement. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

                  12. NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (a) if to the Executive, to the most recent address then

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shown on the employment records of the Company, with a copy to Frankfurt,
Garbus, Klein & Selz, 488 Madison Avenue, 9th Floor, New York, New York 10022, Attention: Michael Frankfurt, and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897,
Attention: General Counsel, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts the BJK&E Agreement (except as otherwise provided in Sections 5(b)(ii)(A)(2) and 5(b)(iii)(B) above) and any other prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

                  15. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor or permitted assign of the Company shall assume by instrument delivered to the Executive the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company. In the event of any such assignment, all references herein to the Company, the True North Group, and TNDC shall be revised as the context requires to recognize any new ownership and/or management structure.

                  16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

                  17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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                  18. COUNTERPARTS. This Agreement may be executed in two
counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             TRUE NORTH COMMUNICATIONS INC.


                             By:   /s/  Marilyn R. Seymann
                                --------------------------------------
                                      Marilyn R. Seymann,
                                      Chairman of the Compensation
                                      Committee of the Board of Directors


                             By:   /s/  David A. Bell
                                --------------------------------------
                                      David A. Bell,
                                      Chairman and Chief Executive Officer

                             EXECUTIVE
                                     /s/  Valentine J. Zammit
                                --------------------------------------
                                      Valentine J. Zammit




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